LETTER OF INTENT

September 21, 2004

To:	Tech Team Holdings Limited
1703, Top Glory Tower
262 Gloucester Road
Causeway Bay, Hong Kong

RE:	Purchase of all of the issued and outstanding securities (the "Securities") in the capital of Tech Team Holdings Limited

                   The following sets out the basic terms upon which Global Innovative Systems, Inc. would be prepared to purchase the Securities. The terms are not comprehensive and additional terms, including reasonable warranties and representations, will be incorporated into a formal agreement (the "Formal Agreement") to be negotiated. The basic terms are as follows:

1.	Purchaser: Global Innovative Systems, Inc. (the "Purchaser")

2.	Target: Tech Team Holdings Limited (the "Target")

3.	Principal Shareholders: Victor Chang, Bondy Tan, Dr. Charles Cheung and any other securityholders of the Target (the "Vendors")

4.
Shares: The Purchaser agrees to purchase from the Vendors and the Vendors agree to sell, assign and transfer and to cause all holders of the Securities to sell, assign and transfer to the Purchaser, the Securities free and clear of all liens, charges and encumbrances.

5.
Transaction: The Purchaser, the Target and the Vendors will enter into a business combination (the "Combination") whereby the Purchaser will purchase the Securities (which represent all of the issued and outstanding securities in the capital of the Target) from the Vendors in exchange for 10,000,000 shares in the capital of the Purchaser after giving effect to a four (4) for one (1) forward split (the “Forward Split”) of the issued and outstanding shares of the Purchaser (the "Acquisition"). The Purchaser agrees that there will be no more than 6,033,096 of its shares issued and outstanding after the Forward Split and prior to the completion of the Acquisition.

6.
Structure: In order to facilitate the Acquisition, the Purchaser, the Target and the Vendors agree that each will use their best efforts to formulate a structure for the Combination which is acceptable to each of the parties and which is formulated to:

• comply with all necessary legal and regulatory requirements;

	•	minimize or eliminate any adverse tax consequences; and

	•	be as cost effective as possible.

7.
Due Diligence Deposit: Upon execution of this Letter of Intent, the Vendors and/or the Target agree that they will deposit with Clark, Wilson (Vancouver, British Columbia) the amount of $25,000 (the "Due Diligence Deposit") which will be used to pay the existing liabilities of the Purchaser (estimated to be $19,000) and for the due diligence and other expenses related to the Acquisition. The Due Diligence Deposit shall be non-refundable but may be converted into a private placement in the shares of the Purchaser assuming the Acquisition is consummated. In all other circumstances the Due Diligence Deposit will become a non –refundable payment to the Purchaser.

8.	Access to Information: The parties hereto agree that immediately upon execution of this Letter of Intent:

•
the Purchaser and its respective advisors will have full access during normal business hours to, or the Vendors will deliver to the Purchaser, copies of all documents pertaining to the operations of the Target; and

•
the Vendors and its respective advisors will have full access during normal business hours to, or the Purchaser will deliver to the Vendors, copies of all documents pertaining to the operations of the Purchaser.

9.
Return of Materials: Each of the parties agrees to return or destroy any materials delivered in accordance with Section 8 of this Letter of Intent if the Formal Agreement is not executed within the time provided.

10.
Condition(s) Precedent for the Purchaser: The obligation of the Purchaser to purchase the Securities will be subject to satisfaction or written waiver by the Purchaser of the following condition(s) (the "Conditions Precedent") within 10 days after execution and delivery of the Formal Agreement:

	•	review and approval of all materials in the possession and control of the Target and the Vendors which are germane to the decision to purchase the Securities;

•
the Purchaser and its solicitors having had a reasonable opportunity to perform the searches and other due diligence reasonable or customary in a transaction of a similar nature to that contemplated herein and that both the solicitors and the Purchaser are satisfied with the results of such due diligence;

•
the Purchaser and its accountant having had a reasonable opportunity to review the audited financial statements (including corporate tax returns, general ledger listings, adjusting entries and opening trial balances) of the Target, prepared in accordance with generally accepted accounting principles and that both the Purchaser and its accountant are satisfied with the content of such financial statements;

•
satisfactory arrangements being made to hire hourly and salaried staff necessary to operate the business of the Target including the Target entering into an executive management contract with Victor Chang and Bondy Tan;

	•	the Purchaser obtaining the consent from any parties from whom consent to the transfer of the Securities is required;

	•	the Purchaser obtaining confirmation that any names used in the business of the Target is available for use by the Purchaser and can be registered as a trade mark of the Purchaser;

	•	no material adverse change having occurred in connection with the business of the Target or the Securities;

	•	all representations and warranties of the Target and the Vendors being true and all covenants of the Target and the Vendors having been performed in all material respects as of the Closing;

	•	no legal proceedings pending or threatened to enjoin, restrict or prohibit the transactions contemplated in this Letter of Intent;

	•	a satisfactory legal opinion being available from counsel for the Vendors;

	•	completion of satisfactory physical inspection of the assets of the Target;

	•	satisfactory review of title to the assets of the Target;

	•	approval of the Board of Directors of the Purchaser being obtained;

	•	approval of the Board of Directors of the Target and approval of all of the securityholders of the Target being obtained.

It would be the expectation of the Purchaser that many of the Conditions Precedent will be narrowed or eliminated altogether as the Purchaser completes its due diligence and the Formal Agreement and schedules thereto are finalized.

11.
Conditions Precedent for the Vendors: The obligation of the Vendors to proceed with the Combination will be subject to satisfaction or written waiver by the Vendors of the following condition(s) (the "Vendors’ Conditions Precedent") within 10 days after execution and delivery of the Formal Agreement:

	•	review and approval of all materials in the possession and control of the Purchaser which are germane to the decision to proceed with the Combination;

	•	the Vendors and their solicitors having had a reasonable opportunity to perform the searches and other due diligence reasonable or customary in a transaction of a similar nature to that contemplated herein and that both the Vendors and their solicitors are satisfied with the results of such due diligence;

•
the Vendors and their accountant having had a reasonable opportunity to review the financial statements (including corporate tax returns, general ledger listings, adjusting entries and opening trial balances) of the Purchaser, prepared in accordance with generally accepted accounting principles and that both the Vendors and their accountant are satisfied with the content of such financial statements; and

•	no material adverse change having occurred in connection with the business of the Purchaser; and

•	approval of the Board of Directors of the Target and approval of all of the securityholders of the Target being obtained.

It would be the expectation of the Vendors that many of the Vendors’ Conditions Precedent will be narrowed or eliminated altogether as the Vendors complete their due diligence and the Formal Agreement and schedules thereto are finalized.

12.
Closing: The closing (the "Closing") of the transactions contemplated by this Letter of Intent will occur not later than 10 days following the satisfaction or written waiver by the Purchaser of the Conditions Precedent and the Vendor of the Vendors’ Conditions Precedent. At the Closing, the Vendors will transfer the Securities to the Purchaser free from any outstanding liens, charges, claims or encumbrances and execute all such documents as the Purchaser's solicitors may require in order to effect such transfer. The Closing may take place by exchange of the appropriate solicitor's undertakings, which will involve each party's solicitors delivering to his or her counterpart all required cash and documentation, to be held in trust and not released until all such cash and documentation has been executed and delivered to the Purchaser.

13.
Confidentiality: All negotiations regarding the Target and the Securities will be confidential and will not be disclosed to anyone other than respective advisors and internal staff of the parties and necessary third parties, such as lenders approached for financing. No press or other publicity release will be issued to the general public concerning the proposed transaction without mutual consent unless required by law, and then only upon prior written notice to the other party.

14.	Purchase and Sale Agreement: Upon execution of this Letter of Intent and payment of the Deposit, the Purchaser will prepare a draft of the Formal Agreement for the Vendors' review.

15.
Good Faith Negotiations: Each of the Purchaser and the Vendors will act honestly, diligently and in good faith in their respective endeavors to negotiate, settle and execute the Formal Agreement within 90 days following the execution of this Letter of Intent.

16.
Exclusive Opportunity: For two (2) months following the execution of this Letter of Intent, neither the Target nor any of the Vendors will, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to or consider the merits of any unsolicited inquiries or proposals from any person or entity to any transaction involving the sale of the business or assets of the Target or any of the securities of the Purchaser or any merger, consolidation, business combination or similar transaction involving the Target. The Target and the Vendors agree to promptly notify the Purchaser if any of them receives an unsolicited offer for such a transaction.

17.	Standstill Agreement: Following the execution of this Letter of Intent and until the Closing, the Vendors will not, directly or indirectly, purchase or sell any securities of the Purchaser.

18.
Not a Binding Agreement: This Letter of Intent does not create a binding contract and will not be enforceable, except in respect of the obligations set out in paragraphs 9, 13, 15, 16 and 17. Only the Formal Agreement, duly executed and delivered by all of the securityholders of the Target and Purchaser, will be enforceable, and it will supersede the provisions of this Letter of Intent and all other agreements and understandings between the Purchaser and the Vendors with respect to the subject matter of this Letter of Intent.

19.	Currency: All references to "$" in this Letter of Intent shall refer to currency of the United States of America.

20.
Proper Law: This Letter of Intent will be governed by and construed in accordance with the law of the Province of British Columbia and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of the Province of British Columbia in any proceeding hereunder.

21.
Counterparts and Electronic Means: This Letter of Intent may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery to us of an executed copy of this Letter of Intent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery to us of this Letter of Intent as of the date of successful transmission to us.

22.	Acceptance: If you are agreeable to the foregoing terms, please sign and return a duplicate copy of this Letter of Intent by no later than by 4:00 p.m. on September 17, 2004. Facsimile is acceptable.

Yours truly, GLOBAL INNOVATIVE SYSTEMS, INC.

Name: William McGinty Title: President

The above terms are accepted this 21st day of September, 2004.

SIGNED, SEALED and DELIVERED by	)
VICTOR CHANG in the presence of:	)
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Signature	)
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Print Name	)	VICTOR CHANG
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Address	)
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SIGNED, SEALED and DELIVERED by	)
BONDY TAN in the presence of:	)
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Signature	)
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Print Name	)	BONDY TAN
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Address	)
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Occupation	)

SIGNED, SEALED and DELIVERED by	)
DR. CHARLES CHEUNG in the presence	)
of:	)
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Signature	)
	)	DR. CHARLES CHEUNG
Print Name	)
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Address	)
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Occupation